UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 8, 2006

Adams Respiratory Therapeutics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51445	75-2725552
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

4 Mill Ridge Lane, Chester, New Jersey	07930
(Address of Principal Executive Offices)	(Zip Code)
(908) 879-1400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(d) Effective November 8, 2006, the Board of Directors (the “Board”) of Adams Respiratory Therapeutics, Inc. (the “Company”) elected Alan W. Dunton, M.D. to fill the vacancy created by the resignation of Andrew N. Schiff, M.D. from the Board on June 16, 2006. The Board has not yet appointed Dr. Dunton as a member of any committee. Dr. Dunton was appointed as a Class I Director, whose term will expire in fiscal year 2009.
     There are no arrangements between Dr. Dunton and any other person pursuant to which Dr. Dunton was selected as a director, nor are there any transactions to which the Company or any subsidiary of the Company is a party and in which Dr. Dunton has a material interest subject to disclosure under Item 404(a) of Regulation S-K.
Item 8.01 Other Events.
     On November 13, 2006, the Company issued a press release announcing the election of Dr. Alan Dunton to the Board. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference in its entirety.
Item 9.01
(c) Exhibits

EXHIBIT NO.	DESCRIPTION
99.1	Press Release dated November 13, 2006

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMS RESPIRATORY THERAPEUTICS, INC.
By:	/s/ Walter E. Riehemann
Walter E. Riehemann
Executive Vice President, General Counsel, Chief Compliance Officer and Secretary

Dated: November 14, 2006